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                                                                       EXHIBIT 5

                                                                October 16, 1996

Duke Power Company
422 South Church Street
Charlotte, North Carolina 28242

Dear Sirs:

     With reference to the filing by Duke Power Company (the Company) of a Registration Statement on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed issuance and sale by the Company of $1,000,000,000 principal amount of First and Refunding Mortgage Bonds (the New Bonds) and/or Debt Securities, I hereby advise you as follows:

     As General Counsel for the Company, I am familiar with the Articles of Incorporation and the By-Laws of the Company, both as amended to date, the form of supplemental indenture relating to the New Bonds (the Supplemental Indenture) supplementing the First and Refunding Mortgage, dated as of December 1, 1927, from the Company to The Chase Manhattan Bank, as successor Trustee, as heretofore supplemented and amended (the First and Refunding Mortgage), the form of indenture dated as of October 1, 1996 relating to the Senior Notes from the Company to The Chase Manhattan Bank, as Trustee (the Senior Indenture) and the form of indenture dated as of October 1, 1996 relating to the Subordinated Debentures from the Company to The Chase Manhattan Bank, as Trustee (the Subordinated Indenture) and have made such examination of corporate records and proceedings and other documents and questions of law as I have considered necessary for the purposes of this opinion.

     Based upon the foregoing, I am of the opinion that:

          (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina.

          (2) Upon (a) the above-mentioned Registration Statement under the Securities Act of 1933, as amended, becoming effective; (b) the First and Refunding Mortgage, as to be supplemented by the Supplemental Indenture, having qualified under the Trust Indenture Act of 1939, as amended; (c) the execution and delivery of the Supplemental Indenture; (d) the execution, authentication and delivery of the New Bonds in accordance with the resolutions to be adopted by the Management Committee of the Board of Directors of the Company, and in accordance with the provisions of the First and Refunding Mortgage as to be supplemented by the Supplemental Indenture; and (e) the issuance and sale of the New Bonds in accordance with the provisions of an appropriate order of the North Carolina Utilities Commission and an appropriate order of The Public Service Commission of South Carolina relating thereto, the New Bonds will be valid, binding and legal obligations of the Company in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees' and other creditors' rights.

          (3) Upon (a) the above-mentioned Registration Statement under the Securities Act of 1933, as amended, becoming effective; (b) the Senior Indenture having qualified under the Trust Indenture Act of 1939, as amended; (c) the execution and delivery of the Senior Indenture; (d) the execution, authentication and delivery of the Senior Notes in accordance with the resolutions to be adopted by the Management Committee of the Board of Directors of the Company, and in accordance with the provisions of the Senior Indenture; and (e) the issuance and sale of the Senior Notes in accordance with the provisions of an appropriate order of the North Carolina Utilities Commission and an appropriate order of The Public Service Commission of South Carolina relating thereto, the Senior Notes will be valid, binding and legal obligations of the Company in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights.
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          (4) Upon (a) the above-mentioned Registration Statement under the
     Securities Act of 1933, as amended, becoming effective; (b) the Subordinated Indenture having qualified under the Trust Indenture Act of 1939, as amended; (c) the execution and delivery of the Subordinated Indenture; (d) the execution, authentication and delivery of the Subordinated Debentures in accordance with the resolutions to be adopted by the Management Committee of the Board of Directors of the Company, and in accordance with the provisions of the Subordinated Indenture; and (e) the issuance and sale of the Subordinated Debentures in accordance with the provisions of an appropriate order of the North Carolina Utilities Commission and an appropriate order of The Public Service Commission of South Carolina relating thereto, the Subordinated Debentures will be valid, binding and legal obligations of the Company in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights.

     Further, I am of the opinion, except as stated above, and other than in connection with or in compliance with the provisions of the securities or blue sky laws of any jurisdiction of the United States or Canadian Province, that no consent of any governmental authority is necessary for the issuance and sale by the Company of the New Bonds and the Debt Securities.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement in connection with the issuance of the New Bonds and the Debt Securities, and I also consent to the use of my name and the reference made to me under the caption "Legal Opinions" in the Prospectus constituting a part of the Registration Statement.

                                          Very truly yours,

                                          Steve C. Griffith, Jr.

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